THOMPSON  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.

         HINE

January 18, 2007

Northern Lights Variable Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Re: Northern Lights Variable Trust, File Nos. 333-131820  and 811-21853

Gentleman:

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 2 to the Northern Lights Variable Trust Registration Statement (the "Legal Opinion").  We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 3 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

/s/

THOMPSON HINE LLP